UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2017

U.S. Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-466-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 3, 2017, in accordance with the Deposit Agreement, dated as of April 20, 2012, by and among U.S. Bancorp, a Delaware corporation (the "Company"), U.S. Bank National Association (the "Depositary") and the holders of depositary receipts issued thereunder from time to time, the Company provided notice to the Depositary to redeem, on April 15, 2017, all 43,400 outstanding shares of its Series G Non-Cumulative Perpetual Preferred Stock, par value $1.00 per share (the "Series G Preferred Stock"), and its depositary shares, each representing a 1/1,000th interest in a share of the Series G Preferred Stock (the "Series G Depositary Shares"). The Series G Preferred Stock will be redeemed at a redemption price per share equal to $25,000 (equivalent to $25 per Series G Depositary Share). Because the redemption date is also a dividend payment date, the redemption price does not include any accrued and unpaid dividends. The regular quarterly dividends, in an amount equal to $375.00 per share of Series G Preferred Stock (equivalent to $0.375 per Series G Depositary Share), for the full current quarterly dividend period from and including January 15, 2017, to but excluding April 15, 2017, will be paid separately in the customary manner to holders of record on March 31, 2017. Because April 15, 2017, is not a business day, both the redemption price and the regular quarterly dividends will be paid, separately, on the next succeeding business day, April 17, 2017.

A copy of the press release announcing the redemption is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated March 3, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Bancorp

March 3, 2017	By:	/s/ James L. Chosy

Name: James L. Chosy
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 3, 2017.